UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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2019 Annual Meeting Shareholder Engagement © Disney Draft 1/28

Executive Summary 2 Meaningful progress in support of strategic growth initiatives, notably development of direct-to-consumer offerings and announced acquisition of 21st Century Fox Executive compensation program reflects our pay for performance philosophy, aligning compensation goals and targets with the creation of value for our shareholders Recent changes to CEO compensation are directly responsive to feedback gathered from intensive shareholder outreach following our 2018 annual meeting Our highly engaged and diverse Board continues to evolve, has added five new directors (including one nominated for election at the upcoming Annual Meeting) since January 1, 2017, and remains focused on management succession planning The Board recommends voting AGAINST the shareholder proposal requesting an annual report disclosing information regarding our lobbying policies and activities The Board recommends voting AGAINST the shareholder proposal requesting a report addressing additional use of data security and data privacy metrics in performance measures of our compensation plan

# Strategic Growth and Transformation Drive Strong Returns

**Under Mr. Iger's leadership, Disney has created tremendous shareholder value driven by organic investments and successful integration of key acquisitions**



Total Shareholder Return (%) During Tenure as CEO[1]
PIXAR
Jan-24-06: DIS agrees to acquire Pixar
MARVEL
Aug-31-09: DIS signs agreement to acquire Marvel Entertainment
LUCASFILM Ltd
Oct-30-12: DIS agrees to acquire Lucasfilm
BAMTECH MEDIA
Aug-08-17: DIS agrees to acquire majority ownership of BAMTech
485%
21ST CENTURY FOX
Dec-14-17: DIS enters into a definitive agreement to acquire 21st Century Fox
Jun-20-18: DIS enters into a revised agreement to acquire 21st Century Fox
0%
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018

**Key FY18 Achievements**

- **21st Century Fox Acquisition:** Entered into a revised agreement to acquire 21st Century Fox for $38/share with cash or stock optionality for shareholders; expect deal will close before June 2019
- **Direct-to-Consumer ("DTC") Offerings:** Launched ESPN+ with more than 1 million users already subscribed and more content to be added in 2019; Disney+ offering remains on pace for late 2019 launch
- **Parks and Resorts:** Increased guest spending and attendance at our domestic operations, Disneyland Paris and Hong Kong Disneyland Resort drove record operating results
- **Studio Entertainment:** Record $3B in operating income, driven by exceptional performance of *Black Panther, Star Wars: The Last Jedi, Avengers: Infinity War* and *Incredibles 2*

[1] *Represents TSR from September 30, 2005 through September 28, 2018*

3

21st Century Fox Acquisition Enhances Disney’s Position as a Premier Global Entertainment Company This transformative acquisition combines iconic entertainment franchises, extraordinary creative talent and broad international presence to create a multi-faceted global entertainment company with the content, platforms, and reach required to meet the growing demands of consumers worldwide TELEVISION FILM DTC The 21st Century Fox acquisition reflects our vision for the future: Creating exceptional creative content by expanding iconic franchises for new generations of fans around the world Growing our global presence through the addition of international content and distribution in key markets, as well as global platforms that complement our existing business Innovatively using cutting edge technology by accelerating our DTC strategy and expanding our content offerings, which is vital to the future of media business and will allow us to better serve consumers across the world Key anticipated financial benefits including $2B in cost synergies by 2021, EPS accretion for 2nd fiscal year post-close2, and acceleration of revenue and operating income growth trajectory 75% 1 Represents key assets being acquired 2 Excludes purchase accounting 1 30% 30% 4 On track to complete transaction before June ‘19

# Company Has Delivered Exceptional Growth and Returns During Mr. Iger's Tenure

**Under Mr. Iger's leadership, the company has delivered strong growth across key financial metrics**

*In fiscal 2018 Disney delivered **record** earnings per share (EPS), revenue, and net income*

**EPS (Reported) Growth[1]**



$8.36
Attributable to non-recurring impact of tax reform and gains from real estate sales
16% CAGR
$6.96
$1.19
FY05
FY18

**Revenue Growth ($M)**



$59,434
$31,374
5% CAGR
FY05
FY18

**Income From Continuing Operations Growth ($M)[1]**



$12,598
Attributable to non-recurring impact of tax reform and gains from real estate sales
13% CAGR
$10,484
$2,460
FY05
FY18

**During Mr. Iger's tenure, Disney's shareholder returns have significantly outperformed the S&P 500 and peers**

**TSR from Sept. 30, 2005 – Sept. 28, 2018**



485%
212%
259%
The Walt Disney Company
S&P 500
Media Peers *

* Market cap-weighted TSR for The Walt Disney Company, CBS, 21st Century Fox, Viacom and Comcast. Time Warner is excluded due to its acquisition by AT&T during 2018.

*[1] For a reconciliation of EPS and income from continuing operations to EPS and income from continuing operations excluding the non-recurring impact of tax reform and gains from real estate sales for 2018, see slide 16*

5

6 The Board and Compensation Committee were committed to being responsive to shareholders following the 2018 executive compensation vote outcome CEO Compensation Changes Reflect Shareholder Feedback The Board and Compensation Committee intensified their normal level of engagement with shareholders in conjunction with the 2018 vote on executive compensation Contacted or spoke with ~80% of Disney’s top 50 investors in outreach focused on the annual meeting to seek feedback and discuss potential changes Compensation Committee members and the independent Lead Director participated in these discussions to establish a direct line of communication with our shareholders Compensation Committee evaluated and discussed investor concerns as part of a comprehensive review of CEO compensation. Key investor feedback themes included: Insufficient performance-metric rigor given the magnitude of the one-time performance-based award granted in connection with Mr. Iger’s contract extension Specifically, target payout of one-time performance-based awards should require outperformance In response to feedback, the Compensation Committee sought retroactive adjustments to Mr. Iger’s compensation structure. The Board: Significantly increased the performance-metric rigor of the one-time performance-based units Established a TSR cap on performance-based one-time awards and annual performance-based equity awards Changes made to Mr. Iger’s one-time performance based award are described in detail on the following slide 52% Vote Against SOP Augmented Shareholder Engagement Reviewed Investor Feedback Committee Sought Adjustments Board and Mr. Iger Agreed to Adjustments Adjustments Approved and Implemented

7 The Compensation Committee believes enhancing the performance rigor of this award aligns Mr. Iger's earning opportunity with shareholder value creation and underscores Mr. Iger's and the Board's confidence that our current strategic direction will generate value for shareholders Award Changes Significantly Enhance Performance Rigor Reduced threshold pay at the 25th percentile to zero Increased target performance from the 50th to the 65th percentile of peers Reduced the percentage cap Held target value constant, which resulted in increased number of units Capped award in the event of negative TSR Changes Made to Mr. Iger’s One-time Performance-based Award: Resulting Shift in Units Vesting at Each Level of Relative TSR1 1 Assumes absolute TSR performance is positive The impact of these collective changes results in revised performance tests that reduce the shares and value that Mr. Iger receives at every TSR performance level below the 60.5th percentile

8 Annual Compensation Program Elements Executive Compensation Program Objectives: Align compensation to the achievement of financial performance goals that drive business strategy and promote the creation of shareholder value Provide compensation that is competitive with market levels and pay practices at Company peers Balance compensation over the short- and long-term, with a majority of compensation being variable or performance-based Pay Element Pay Philosophy Base Salary Reflects job responsibilities and provides competitive fixed pay to balance performance-based risks Annual Cash Incentive Awards Incentivizes performance at the high end of ranges for financial performance measures to drive meaningful growth over the prior year Components Adjusted EPS (29%) Other Performance (Strategic) (30%) Cash Annual Long-Term Equity Based Incentive Awards Direct, substantial exposure to Disney’s stock price performance, to create alignment with shareholder interests and the long-term strategy of the company Stock Options (50%) Performance Based RSUs (50%) Performance Element Cash Share Price Appreciation Evaluated on an annual basis Seg. Op. Inc. (25%) ROIC (25%) After-Tax FCF (21%) 3-Year Relative Earnings Per Share Growth (50%) 3-Year Relative Total Shareholder Return (50%) Financial Performance (70%) 90% of CEO pay is based on financial, strategic & share price performance

# FY18 CEO Compensation Includes Contract Extension Awards

| | Salary | Stock Awards | Option Awards | Non-Equity Incentive Plan Comp. | Change in Pension / Nonqualified Deferred Comp. | All Other Comp. | Total |
|---|---|---|---|---|---|---|---|
| 2016 as reported | $2,500,000 | $8,828,117 | $8,454,674 | $20,000,000 | $2,893,778 | $1,205,827 | $43,882,396 |
| 2017 as reported | 2,500,000 | 8,984,191 | 8,298,322 | 15,200,000 | - | 1,301,167 | 36,283,680 |
| 2018 adjusted[1] | 2,875,000 | 9,011,645[2] | 8,270,976 | 18,000,000 | - | 1,146,911 | 39,304,532 |
| 2018 as reported | 2,875,000 | 35,352,327 | 8,270,976 | 18,000,000 | - | 1,146,911 | 65,645,214 |

- Stock Awards include restricted stock units awarded to Mr. Iger in connection with his contract extension
  - Grant date fair value of stock was $26.3 million on the December 31, 2017 grant date
  - Details were disclosed in the 2018 proxy, but were granted in FY18 so did not appear in the Summary Compensation Table until this year
- The one-time performance-based award made in connection with Mr. Iger's extension is not included in the Summary Compensation Table
- Absent this award, Mr. Iger's total compensation increased 8% from FY17 to FY18

**Annual CEO Compensation Excluding RSUs Granted in Connection with Mr. Iger's 2017 Contract Extension**



($M)
$43.9
$36.3
$39.3
FY16
FY17
FY18

[1] Excludes RSUs granted in connection with contract extension
[2] Calculated by subtracting $26.3M one-time RSU award from $35.4M total stock awards in 2018

9

10 CEO Compensation Aligns with Company Performance Annual CEO Compensation (ex. One-Time RSU Award) and Performance Alignment, Last Three Years1 The Compensation Committee continuously evaluates CEO compensation structure to ensure outcomes are tightly aligned with the interests of our shareholders and the Company’s strategic initiatives 1 Adjusted EPS is EPS as adjusted by the Compensation Committee for purposes of determining compensation. For fiscal 2018, the adjustments are those described above under "Financial Performance Measures“ of our 2019 proxy statement. For fiscal 2016 and 2017, the adjustments are those described in the proxy statements for the 2017 through 2018 annual meetings. The Compensation Committee continues to implement its pay for performance philosophy through determination of Mr. Iger’s executive compensation Despite a fiscal year of strong financial performance including record revenue, net income and earnings per share, Mr. Iger’s total compensation excluding the one-time RSU award has increased only 8% since FY 17 Mr. Iger’s Total Comp. Ex. One-Time RSU ($M) Adjusted EPS ($) $ (Adj. EPS) $M (Total Comp) $43.9 $36.3 $39.3 $5.72 $5.67 $6.48 -$2.00 $4.00 $10.00 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 FY16 FY17 FY18

# Highly Engaged and Diverse Board of Directors

**Our slate of Directors bring a diverse range of knowledge, perspective and experience from renowned global organizations to guide and drive long-term value for the Company and shareholders**

## Director Nominees



**Robert A. Iger**

Chairman and Chief Executive Officer, The Walt Disney Company



**Susan E. Arnold**
***Independent Lead Director***
*(Elected LD Mar 2018)*
Operating Executive, The Carlyle Group



**Mary T. Barra**

Chairman and Chief Executive Officer, General Motors



**Safra A. Catz**

Chief Executive Officer, Oracle Corporation



**Francis A. deSouza**

President and Chief Executive Officer, Illumina, Inc.



**Michael Froman**
*(Elected Sep 2018)*
Vice Chairman and President, Strategic Growth, Mastercard, Inc.



**Maria Elena Lagomasino**

Chief Executive Officer and Managing Partner, WE Family Offices



**Mark G. Parker**

President and Chief Executive Officer, Nike, Inc.



**Derica W. Rice**
*(Nominated for 2019 Annual Meeting)*
Executive Vice President, CVS Health; President, CVS Caremark

### *Notable Qualifications & Experience*

- ✓ Brand management
- ✓ Multi-national business management
- ✓ Technology
- ✓ Consumer experience
- ✓ Cybersecurity
- ✓ Finance and accounting
- ✓ Risk management
- ✓ Strategic planning
- ✓ Business innovation

### *Fresh & Diverse Perspectives*

- **5 new directors** since 2017 *(shaded)*
- **3 year** avg. tenure of independent director nominees
- **67%** ethnic / gender diverse Board

## CEO Succession Planning is a Top Board Priority

- Selection, retention and succession planning for our CEO is the Board's most important priority
- Every regularly scheduled Board meeting includes time without the CEO present to discuss succession planning as appropriate
- This includes evaluation of potential internal candidates and identifying the experience candidates should gain to develop their ability to succeed as eventual CEO

11

Strong independent Lead Director role with clearly defined responsibilities Proxy access right with provisions that align with market standard (3 / 3 / 20 / 20) Majority voting in Director elections Annually elected Board Shareholder ability to act by written consent Shareholder ability to call a special meeting Annual disclosure of detailed political contributions Highly engaged, diverse Board 8 of 9 Director nominees are independent Long-standing shareholder engagement practice (contacted 80% of largest 50 investors in FY18) Regular review of governance practices 12 Corporate Governance Align pay with Company performance Require significant stock ownership (5x base salary for CEO, 3x base salary for other executives) Have a double trigger provision upon a change of control Employ an independent compensation consultant Regularly review compensation program Prohibition on hedging and pledging of Company stock No tax gross-ups for executives No excessive bonus payments (cap of 2x target bonus for all NEOs) Discourage inappropriate risk taking through our compensation program Compensation Governance Corporate & Compensation Governance Practices Reflect Strong, Independent Oversight

Shareholder Proposal on Lobbying Activities is Unnecessary and Would Create Redundancies 13 The Board urges shareholders to vote AGAINST this proposal, which asks for disclosure beyond that required by other companies, placing the Company at a strategic disadvantage without providing meaningful new information to shareholders Shareholder proposal: Requests the Company prepare an annually-updated report disclosing additional information regarding lobbying activities Disney currently provides substantial disclosure regarding our political and lobbying activities The Company discloses on its website the contributions made directly and through our political action committees to candidates, political parties, and organizations that promote or oppose candidates or ballot initiatives In addition to filing reports regarding our lobbying with the U.S. House of Representatives and the U.S. Senate, the Company files extensive lobbying disclosure reports as required by state law These reports detail the issues the Company lobbied on and the amounts expended on lobbying activities The proposal seeks further detail about Company activities, including contributions to trade associations These details would be misleadingly suggestive of the control we exercise over such organizations Disclosing such information would put the Company at a disadvantage to our adversaries on policy issues by revealing the Company’s priorities and methods, and would not provide meaningful new information to our shareholders Our shareholders have not expressed support for this proposal, despite appearing on our ballot multiple consecutive years This is the fourth year this proposal has been submitted The proposal has failed to obtain majority support in any of its prior submissions

Data Security and Data Privacy are Already Considered within Disney’s Existing Executive Compensation Design 14 The Board urges shareholders to vote AGAINST this proposal, which is unnecessary and would not promote enhanced protection of data security and data privacy Shareholder proposal: Calls for a report addressing additional use of data security and data privacy metrics in the performance measures of senior executives under our compensation plans Current compensation program incorporates a consideration of non-financial performance factors in setting individual awards, which includes an assessment of individual executives’ fulfillment of direct responsibilities The performance of an individual executive with responsibility for data security and privacy matters would already be considered within this non-financial performance context Current compensation program also includes broad financial metrics that the Compensation Committee believes promote the creation of long-term shareholder value The Board believes this is the correct approach as it allows the Committee to incentivize those executives with direct responsibility for data security and data privacy on an individual basis and does not put undue emphasis on these matters for executives who do not have direct responsibility for these matters

15 Cautionary Notes on Forward Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the acquisition of 21st Century Fox (the “21CF Acquisition”) and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the 21CF Acquisition or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to the risk: (i) that the completion of the 21CF Acquisition may not occur on the anticipated terms and timing or at all, (ii) that the regulatory approvals required for completion of the 21CF Acquisition are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the 21CF Acquisition or cause the parties to abandon the 21CF Acquisition, (iii) that a condition to closing of the 21CF Acquisition may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the 21CF Acquisition under U.S. and Australian tax laws), (iv) that the anticipated tax treatment of the 21CF Acquisition is not obtained, (v) that potential litigation relating to the 21CF Acquisition is instituted against the Company or other parties to the 21CF Acquisition or their respective directors, (vi) of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company’s operations after the consummation of the 21CF Acquisition and on the other conditions to the completion of the 21CF Acquisition, and (vii) of adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the 21CF Acquisition or cause the terms of the 21CF Acquisition to be modified, as well as management’s response to any of the aforementioned factors. Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 29, 2018 under Item 1A, “Risk Factors”, and in subsequent reports.

16 Reconciliation of Non-GAAP Measures These materials include net income attributable to Disney and EPS excluding certain items affecting comparability, which are important financial measures for the Company but are not financial measures defined by Generally Accepted Accounting Principles (GAAP). These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP. These measures as we have calculated them may not be comparable to similarly titled measures reported by other companies. The items affecting comparability that have been excluded here are different than those excluded in our earnings release relating to fiscal 2018 as we have excluded only the most significant items for purposes of these materials. The Company uses net income attributable to Disney and EPS excluding certain items affecting comparability to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period over the long term. The Company believes that information about EPS exclusive of these impacts is useful to investors, particularly where the impact of the excluded items is significant and extraordinary in relation to reported earnings trends, because the measure allows for comparability between periods of the operating performance of the Company’s business. A reconciliation of net income attributable to Disney to net income attributable to Disney excluding certain items affecting comparability and EPS to EPS excluding certain items affecting comparability is as follows (dollars in millions except per share amounts): 1 May not equal to the sum of rows due to rounding. Net Income Attributable to Disney EPS1 Year Ended September 29, 2018 As reported $12,598 $8.36 Exclude: Net Benefit from the Tax Act (excluding minority interest) (1,671) (1.11) Real Estate and related gains (443) (0.30) Excluding certain items affecting comparability $10,484 $6.961